                                                                     EXHIBIT 3.2

                                    BYLAWS

                                      OF

                           SUPERIOR FINANCIAL CORP.

                            A DELAWARE CORPORATION

                           (ADOPTED MARCH 27, 1998)



                                   ARTICLE I

                                    Offices
                                    -------

     1. The address of its registered office in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The CT Corporation.

     2. The principal office of the corporation shall be in the State of Arkansas and shall be located in the City of Fort Smith, County of Sebastian. Directors' meetings (unless from time to time specifically otherwise ordered by the Board of Directors) and appropriate corporate functions shall be held in Fort Smith.

     3. The Chief Executive Officer may, for his convenience, in discharging his duties, locate at whatever place he deems desirable the necessary secretarial and personal assistance for the efficient operation of his office. The corporation may have such other offices, either within or without the State of Arkansas, as the Board of Directors may designate or as the business of the corporation may require from time to time. Specialized personnel, such as auditors, examiners, public relation officers, etc., shall be located in such cities as the Chief Executive Officer may from time to time order.
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                                  ARTICLE II

                           Meetings of Stockholders
                           ------------------------

     1.  Place of Meetings.  The Board of Directors may designate any place,
         -----------------
either within or without the State of Arkansas, as the place of meeting for any annual meeting or for any special meeting of the stockholders called by the Board of Directors.

     2.  Annual Meetings.  Unless provided otherwise by the Board of Directors,
         ---------------
the annual meeting of stockholders shall be held in the City of Fort Smith, Arkansas, on the third Wednesday in April of each year, if not a legal holiday, but if a legal holiday, then on the next day that is not a legal holiday, for the purpose of electing directors of the corporation and for the transaction of such other business as may be properly brought before the meeting.

     3.  Substitute Annual Meetings.  If the annual meeting shall not be held on
         ---------------------------
the day designated by these bylaws, a substitute annual meeting may be called in accordance with the provisions of Section 4 of this Article. A meeting so called shall be designated and treated for all purposes as the annual meeting.

     4.  Special Meetings.  Special meetings of the stockholders may be called
         ----------------
at any time by the Chairman, and shall be called by the Chairman at the request in writing of a majority of the entire Board of Directors. Such request shall state the purpose or purposes of the proposed meeting.

     5.  Notice of Meetings.  (a)  Written or printed notice stating the time
         ------------------
and place of the meeting shall be delivered not less than ten (10) nor more than sixty (60) days before the date thereof, either personally or by mail, by or at the direction of the Chairman, a Vice Chairman, the President, the Secretary or other person calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the stockholder at his present

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address as it appears on the record of stockholders of the corporation, with postage thereon prepaid.

          (b) In the case of an annual or substitute annual meeting, the notice of the meeting need not specifically state the business to be transacted thereat. In the case of a special meeting the notice of meeting shall specifically state the purpose or purposes for which the meeting is called.

          (c) When a meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. When a meeting is adjourned for less than thirty (30) days in any one adjournment, it is not necessary to give any notice of the adjourned meeting other than by announcement of the time and place of the adjourned meeting at the meeting at which the adjournment is taken.

     6.  Quorum.  A majority of the shares entitled to vote, represented in
         ------
person or by proxy, shall constitute a quorum at meetings of stockholders. If there is no quorum at the opening of a meeting of stockholders, such meeting may be adjourned from time to time by a vote of a majority of the shares voting on the motion to adjourn; and, at any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting. The stockholders at a meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

     7.  Notice of Nominations and Other Business at Annual Meetings.  (a)
         -----------------------------------------------------------
Nominations of persons for election to the Board of Directors of the corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (1) pursuant to the corporation's notice of meeting, (2) by or at the direction of the Board of Directors, or (3) by any stockholder of the corporation who was a stockholder of record at the time of giving of the notice by the stockholder provided for in this Section, who is

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entitled to vote at the meeting and who complies with the notice procedures set forth in this Section.

          (b) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (3) of paragraph (a) of this Section, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the corporation not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty
(30) days or delayed by more than sixty (60) days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth (1) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to be named in the proxy statement as a nominee and to serve as a director if elected); (2) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (3) as to the stockholder giving the notice and the beneficial owner, if any, on whose

                                       4
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behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the corporation's books, and of such beneficial owner and (ii) the class and number of shares of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

          (c) Notwithstanding anything in the second sentence of paragraph (b) of this Section to the contrary, in the event that the number of directors to be elected to the Board of Directors of the corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the corporation at least seventy (70) days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation.

          (d) Only such persons who are nominated in accordance with the procedures set forth in this Section shall be eligible to serve as directors and only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this section. The Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposed business or nomination shall be disregarded.

                                       5
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          (e) For the purpose of this Section, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

          (f) Notwithstanding the foregoing provisions of this Section, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section. Nothing in this section shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

     8.  Conduct of Business.  The date and time of the opening and the closing
         -------------------
of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors of the corporation may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with any such rules and regulations as adopted by the Board of Directors, the Chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such
chairman, are appropriate for the proper conduct of the meeting.   Such rules,
regulations or procedures, whether adopted by the Board of Directors or prescribed by the Chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting

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shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the Chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

                                  ARTICLE III

                                   Directors
                                   ---------

     1.  General Powers.  The business and affairs of the corporation shall be
         --------------
managed by the Board of Directors or by such executive committee as the Board may establish in accordance with the Certificate of Incorporation.

     2.  Election of Directors of Subsidiaries.  The nomination and election of
         -------------------------------------
directors of each corporation which is or may in the future be a subsidiary of the corporation shall be conducted in the manner prescribed in the certificate of incorporation or bylaws of such subsidiary corporation. To the extent considered feasible, stock held in a subsidiary by the corporation will be voted for nominees for director of the subsidiary proposed by the board of directors of the subsidiary. Unless provided otherwise by the Board of Directors, for purposes of any annual or special meeting of stockholders of any corporation which is wholly owned, the corporation waives notice of any such meeting and the Chairman is authorized to appoint those persons who shall hold and vote the corporation's proxy at such meetings.

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

     3.  Chairman.  There shall be a Chairman of the Board of Directors elected
         --------
by the Directors from their number at any meeting of the Board. The Chairman shall preside at all meetings of the Board of Directors.

     4.  Vice Chairman.  There may be one or more Vice Chairmen of the Board of
         -------------
Directors elected by the Directors from their number at any meeting of the Board. In the absence of the Chairman, one of the Vice Chairmen, in the order of their election unless otherwise designated by the Board, shall preside at all meetings of the Board.

     5.  Compensation.  The Board of Directors may compensate Directors for
         ------------
their services as such and may provide for the payment of all expenses incurred by Directors in attending regular and special meetings of the Board.



                                  ARTICLE IV

                             Meetings of Directors
                             ---------------------

     1.  Regular Meetings.  A regular meeting of the Board of Directors shall be
         ----------------
held immediately after, and at the same place as, the annual meeting of the stockholders. In addition, the Board of Directors may provide, by resolution, the time and place, either within or without the State of Arkansas, for the holding of additional regular meetings.

     2.  Special Meetings.  Special meetings of the Board of Directors may be
         ----------------
called by or at the request of the Chairman, a Vice Chairman, the President, or a majority of the Board of Directors. Such meetings may be held within or without the State of Arkansas.

     3.  Notice of Meetings.  Regular meetings of the Board of Directors may be
         ------------------
held without notice. The person or persons calling a special meeting of the Board of Directors shall, at least two days before the meeting, give notice

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thereof by any usual means of communication.  Such notice need not specify the purpose for which the meeting is called. Attendance by a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the purpose of objecting to the transaction of any business because the meeting is not lawfully called.

     4.  Quorum.  A majority of the number of Directors of the corporation shall
         ------
constitute a quorum for the transaction of business at any meeting of the Board of Directors.

     5.  Manner of Acting.  Except as otherwise provided in these bylaws, an act
         ----------------
of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     6.  Informal Action by Directors.  Any action required or permitted to be
         ----------------------------
taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

     7.  Committees of the Board of Directors.  There shall be such committees
         ------------------------------------
as the Board of Directors may establish, in accordance with the provisions of the Certificate of Incorporation, provided that the Chairman of the Board may designate such committees and appoint members thereof if such designation and appointment are ratified by the Board of Directors at the next regular meeting of the Board.

                                       9
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                                   ARTICLE V

                                   Officers
                                   --------

     1.  Number.  The Officers of the corporation shall be a Chairman, such
         ------
number of Vice Chairmen as may be created by the Board of Directors, a Chief Executive Officer, a President, a Secretary, a Treasurer, and such Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers as the Board of Directors may from time to time elect. Any two or more offices may be held by the same person.

     2.  Election and Term.  The officers of the corporation shall be elected by
         -----------------
the Board of Directors, provided that any person may be designated an officer by the Chairman if such designation is subsequently ratified by the Board of Directors at the next regular meeting of the Board of Directors. Such election may be held at any regular or special meeting of the Board of Directors. Each officer shall hold office until his death, resignation, retirement, removal, disqualification or until his successor is elected and qualified.

     3.  Compensation.  The compensation of all officers of the corporation
         ------------
shall be fixed by the Board of Directors.

     4.  Chairman.  The Chairman shall have general executive powers and shall
         --------
be the Chief Executive Officer of the corporation and, subject to the control of the Board of Directors, shall supervise and control the management of the corporation. The Chairman shall, when present, preside at all meetings of the stockholders or name another to preside. He or she may sign, with any other proper officer, any deeds, mortgages, bonds, contracts or other instruments which may lawfully be executed on behalf of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be delegated by the Board of

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Directors to some other officer or agent; and, in general, he or she shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the Board of Directors from time to time.

     5.  Vice Chairmen.  The Vice Chairmen in the order of their election,
         -------------
unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Chairman, perform the duties and exercise the powers that the Board of Directors may have assigned the Chairman. In addition, they shall perform such other duties and shall have such other powers as the Board of Directors shall prescribe.

     6.  President.  The President shall, in the absence or disability of the
         ---------
Chairman, and Vice Chairman, exercise the powers that the Board of Directors may have assigned the Chairman. In addition, he or she shall perform such other duties and shall have such other powers as the Board of Directors or Chief Executive Officer shall prescribe.

     7.  Vice Presidents.  The Vice Presidents in the order of their election,
         ---------------
unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, exercise the powers that the Board of Directors may have assigned the President. In addition, they shall perform such other duties and shall have such other powers as the Board of Directors or Chief Executive Officer shall prescribe.

     8.  Secretary.  The Secretary shall keep accurate records of the acts and
         ---------
proceedings of all meetings of stockholders and all meetings of the Board of Directors. He or she shall give all notices required by law, the Certificate of Incorporation and these bylaws. He or she shall have general charge of the corporate books and records and of the corporate seal and shall affix the corporate seal to any lawfully executed instruments requiring it. He or she shall have general charge of the stock transfer books of the corporation. He or

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she shall sign such instruments as may require his or her signature, and, in general, shall perform all duties incident to the office of Secretary and such other duties as may be assigned to him or her from time to time by the Chairman of the Board or by the Board of Directors.

     9.  Treasurer.  The Treasurer shall have custody of all funds and
         ---------
securities belonging to the corporation and shall receive, deposit or disburse the same under the direction of the Board of Directors. He or she shall keep full and accurate accounts of the finances of the corporation in books especially provided for that purpose. The Treasurer shall, in general, perform all duties incident to his or her office and such other duties as may be assigned to him or her from time to time by the Chairman of the Board or by the Board of Directors.

     10. Assistant Secretaries and Treasurers.  The Assistant Secretaries and
         ------------------------------------
Assistant Treasurers shall, in the absence or disability of the Secretary or the Treasurer, respectively, perform the duties and exercise the powers of those offices and shall, in general, perform such other duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the Chairman of the Board or the Board of Directors.

     11. Bonds.  The Board of Directors may by resolution require that any or
         -----
all officers, agents and employees of the corporation give bond to the corporation, with sufficient sureties, conditioned on the faithful performance of the duties of their respective offices or position, and to comply with such other conditions as may from time to time be required by the Board of Directors.

     12. Certificate of Incorporation.  The foregoing provisions of this
         ----------------------------
Article are subject to the Certificate of Incorporation.

                                       12
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                                  ARTICLE VI

                        Contracts, Checks and Deposits
                        ------------------------------

     1.  Contracts.  The Board of Directors may authorize any officer or
         ---------
officers, agent or agents, to enter into any contract or execute and deliver any instrument on behalf of the corporation, and such authority may be general or confined to specific instances.

     2.  Checks and Drafts.  All checks, drafts or other orders for the payment
         -----------------
of money issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

     3.  Deposits.  All funds of the corporation not otherwise employed shall be
         --------
deposited to the credit of the corporation in such depositories as the Board of Directors shall direct.

     4.  Loans.  No loans shall be contracted on behalf of the corporation and
         -----
no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.


                                  ARTICLE VII

             Certificate for Shares, Issuance and Transfer Thereof
            -----------------------------------------------------

     1.  Certificates for Shares.  Certificates representing shares of the
         -----------------------
corporation shall be issued, in such form as the Board of Directors shall determine, to every stockholder for the fully-paid shares owned by him or her. These certificates shall be signed by the Chairman of the Board of Directors, or the President or any Vice President, and by the Secretary, Assistant Secretary, Treasurer or Assistant Treasurer. The Board of Directors may authorize the use of facsimile signatures. All certificates shall be consecutively numbered or

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

otherwise identified; and the name and address of the persons to whom they are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation.

     2.  Transfer of Shares.  Transfer of shares shall be made on the stock
         ------------------
transfer books of the corporation only upon surrender of the certificates for the shares sought to be transferred by the record holder thereof or by his duly authorized agent, transferee or legal representative. All certificates surrendered for transfer shall be canceled before new certificates for the transferred shares shall be issued.

     3.  Closing Transfer Books and Fixing Record Date.  (a)  For the purpose of
         ---------------------------------------------
determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten (10) days immediately preceding such meeting.

          (b) In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for such determination of stockholders, such record date in any case to be not more than sixty (60) days and, in case of a meeting of stockholders, not less than ten (10) days immediately preceding the date on which the particular action, requiring such determination of stockholders, is to be taken.

          (c) If the stock transfer books are not closed and no record date is fixed for the determination of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders.

     5.  Voting Lists.  The officer or agent having charge of the stock transfer
         ------------
books for shares of the corporation shall make, at least ten (10) days before each meeting of stockholders, a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the principal office of the corporation and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at any meeting of stockholders.

     6.  Lost Certificates.  The corporation may authorize the issuance of a new
         -----------------
certificate in place of a certificate claimed to have been lost or destroyed, upon receipt of an affidavit of such fact from the person claiming the loss or destruction. When authorizing such issuance of a new certificate, the corporation may require the claimant to give the corporation a bond in such sum as it may direct to indemnify the corporation against loss from any claim with respect to the certificate claimed to have been lost or destroyed; or the corporation may, by resolution reciting that the circumstances justify such action, authorize the issuance of a new certificate without requiring such a bond.


                                 ARTICLE VIII

                              General Provisions
                              ------------------

     1.  Dividends.  The Board of Directors may from time to time declare, and
         ---------
the corporation may pay, dividends in cash, stock or property on its outstanding shares in the manner and upon the terms and conditions provided by law and by its charter.

     2.  Waiver of Notice.  Whenever any notice is required to be given to any
         ----------------
stockholder or director under the provisions of the laws of Delaware or under the provisions of the Certificate of Incorporation or bylaws of this corporation, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

     3.  Fiscal Year.  The fiscal year of the corporation shall be as fixed by
         -----------
the Board of Directors. If no fiscal year is fixed, then a calendar year will be used.

     4.  Amendments.  Except as otherwise provided herein, these bylaws may be
         ----------
amended or repealed by the affirmative vote of a majority of the Directors then holding office at any regular or special meeting of the Board of Directors.

                                  ARTICLE IX.

                                Indemnification
                                ---------------

1.  Definitions.  As used in this Section the following terms shall have the
    -----------
meanings set out below:

     (a) "Board" - the Board of Directors of the Corporation.

     (b) "Claim" - any threatened or pending or completed claim, action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether made judicially or extra-judicially, or any separate issue or matter therein, as the context requires.

     (c) "Determining Body" - (i) those members of the Board who are not named as parties to the Claim for which indemnification is being sought ("impartial Directors"), if there are at least three Impartial Directors, or (ii) a committee of at least three directors appointed by the Board (regardless whether the members of the Board of Directors voting on such appointment are fewer than three Impartial Directors or if the Board of Directors or the committee appointed pursuant to clause (ii) of this paragraph so directs (regardless whether the members thereof are Impartial Directors), independent legal counsel, which may be the regular outside counsel of the Corporation.

     (d) "Disbursing Officer" - the Chief Executive Officer of the Corporation or, if the Chief Executive Officer is a party to the Claim for which indemnification is being sought, any officer not a party to such Claim who is designated by the Chief Executive Officer to be the Disbursing Officer with respect to indemnification request related to the Claim, which designation shall be made promptly after receipt of the initial request for indemnification with respect to such Claim.

     (e) "Expenses" - any expenses or costs (including, without limitation, attorney's fees, judgements, punitive or exemplary damages, fines and amounts paid in settlement).

     (f) "Indemnitee" - each person who is or was a director or officer of the Corporation or the spouse of such person.

2.  Indemnity.
    ---------

     (a) To the extent such Expenses exceed the sum or amounts paid or due under or pursuant to (i) policies of liability insurance maintained by the Corporation, (ii) policies of liability insurance maintained by or on behalf of the Indemnitee, and (iii) provisions for indemnification in the by-laws, resolutions or other instruments of any entity other than the Corporation, the Corporation shall indemnify Indemnitee against any Expenses actually and reasonably incurred by him (as they are incurred) in connection with any Claim either against him or as to which he is involved solely as a witness or person required to give evidence, by reason of his position.

          (i)   as a director or officer of the Corporation,

          (ii) as a director or officer of any subsidiary of the Corporation or as a fiduciary with respect to any employee benefit plan of the Corporation,

          (iii) as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other for profit or not for profit entity or enterprise, if such position is or was held at the request of the Corporation, or

          (iv) as the spouse of any person who is or was a director or officer of the Corporation with respect to any Claim involving the spouse arising by reason of such person's position as described in clauses (i) , (ii) or (iii), whether relating to service in such position before or after the effective date of this Section, if he (i) is successful in his defense of the Claim on the merits or otherwise or (ii) has been found by the Determining Body (acting in good faith) to have met the Standard of Conduct; provided that (A) the amount otherwise payable by the Corporation may be reduced by the Determining Body to such amount as it deems proper if it determines that the Claim involved the receipt of a personal benefit by Indemnitee, and (B) no indemnification shall be made in respect of any Claim as to which Indemnitee shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for willful or intentional misconduct in the performance of his duty to the Corporation or to have obtained an improper personal benefit, unless, and only to the extent that, a court shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such Expenses as the court deems proper.

     (b) The Standard of Conduct is met when the conduct by an Indemnitee with respect to which a Claim is asserted was conduct that he reasonably believed to be in, or not opposed to, the best interest of the Corporation, and, in the case of a criminal action or proceeding, that he had no reasonable cause to believe was unlawful. The termination of any Claim by judgment, or order, settlement, conviction, or upon a plea of nolo contendere or it equivalent, shall not, of itself, create a presumption that Indemnitee did not meet the Standard of Conduct.

     (c) Promptly upon becoming aware of the existence of any Claim as to which he may be indemnified hereunder, Indemnitee shall notify the Chief Executive Officer of the Corporation of the Claim and whether he intends to seek indemnification hereunder. If such notice indicates that Indemnitee does so intend, the Chief Executive Officer shall promptly advise the Board thereof and notify the Board that the establishment of the Determining Body with respect to the Claim will be a matter presented at the next regularly scheduled meeting of the Board. After the Determining Body has been established, the Chief Executive Officer shall inform the Indemnitee thereof and Indemnitee shall immediately provide the Determining Body with all facts relevant to the Claim known to him. Within 60 days of the receipt of such information, together with such additional information as the Determining Body may request of Indemnitee, the Determining Body shall determine, and shall advise Indemnitee of its determination, whether Indemnitee has met the Standard of Conduct. The Determining Body may extend such 60 day period by no more than an additional 60 days.

     (d) Indemnitee shall promptly inform the Determining Body upon his becoming aware of any relevant facts not therefore provided by him to the Determining Body, unless the Determining Body has obtained such facts by other means. If, after determining that the Standard of Conduct has been met, the Determining Body obtains facts of which it was not aware at the time it made such determination, the Determining Body on its own motion, after notifying the Indemnitee and providing him an opportunity to be heard, may, on the basis of such facts, revoke such determination, provided that in the absence of actual fraud by Indemnitee no such revocation may be made later than 30 days after final disposition of the Claim.

     (e) In the case of any Claim not involving a proposed, threatened or pending criminal proceeding,

          (i) If Indemnitee has, in the good faith judgment of the Determining Body, met the Standard of Conduct, the Corporation may, in its sole discretion after notice to Indemnitee, assume all responsibility for the defense of the Claim, and, in any event, the Corporation and the Indemnitee each shall keep the other informed as to the progress of the defense, including prompt disclosure of any proposals for settlement; provided that if the Corporation is a party to the Claim and Indemnitee reasonably determines that there is a conflict between the positions of the Corporation and Indemnitee with respect to the Claim, then Indemnitee shall be entitled to conduct his defense, with counsel of his choice;

and provided further that Indemnitee shall in any event be entitled at is expense to employ counsel chosen by him to participate in the defense of the Claim; and

          (ii) The Corporation shall fairly consider any proposals by Indemnitee for settlement of the Claim. If the Corporation (A) proposes a settlement acceptable to the person asserting the Claim, or (B) believes a settlement proposed by the person asserting the Claim should be accepted, it shall inform Indemnitee of the terms thereof and shall fix a reasonable date by which Indemnitee shall respond. If Indemnitee agrees to such terms, he shall execute such documents as shall be necessary to effect the terms, he shall execute such documents as shall be necessary to effect the settlement. If he does not agree he may proceed with the defense of the Claim in any manner he chooses, but if he is not successful on the merits or otherwise, the Corporation's obligation to indemnify him for any Expenses incurred following his disagreement shall be limited to the lesser of (A) the total Expenses incurred by him following his decision not to agree to such proposed settlement or (B) the amount the Corporation would have paid pursuant to the terms of the proposed settlement. If, however, the proposed settlement would impose upon Indemnitee any requirement to act or refrain from acting that would materially interfere with the conduct of his affairs, Indemnitee may refuse such settlement and proceed with the defense of the Claim, if he so desires, at the Corporation's expense without regard to the limitations imposed by the preceding sentence. In no event, however, shall the Corporation be obligated to indemnify Indemnitee for any amount paid in a settlement that the Corporation has not approved.

     (f) In the case of a Claim involving a proposed, threatened or pending criminal proceeding, Indemnitee shall be entitled to conduct the defense of the Claim, and to make all decisions with respect thereto, with counsel of his choice; provided that the Corporation shall not be obligated to indemnify Indemnitee for an amount paid in settlement that the Corporation has not approved.

     (g) After notifying the Corporation of the existence of a Claim, Indemnitee may from time to time request the Corporation to pay the Expenses (other than judgments, fines, penalties or amounts paid in settlement) that he incurs in pursuing a defense of the Claim prior to the time that the Determining Body determines whether the Standard of Conduct has been met. If the Disbursing Officer believes the amount requested to be reasonable, he shall pay to Indemnitee the amount requested (regardless of Indemnitee's apparent ability to repay such amount) upon receipt of an undertaking by or on behalf of Indemnitee to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation under the circumstances. If the Disbursing Officer does not believe such amount to be reasonable, the Corporation shall pay the amount deemed by him to be reasonable and Indemnitee may apply directly to the Determining Body for the remainder of the amount requested.

     (h) After it has been determined that the Standard of Conduct was met, for so long as and to the extent that the Corporation is required to indemnify Indemnitee under this Agreement, the provisions of Paragraph (g) shall continue to apply with respect to Expenses incurred after such time, expect that (i) no undertaking shall be required of Indemnitee and (ii) the Disbursing Officer shall pay to Indemnitee such amount of any fines, penalties or judgments against him which have become final as the Corporation is obligated to indemnify him.

     (i) Any determination by the Corporation with respect to settlements of a Claim shall be made by the Determining Body.

     (j) The Corporation and Indemnitee shall keep confidential, to the extent permitted by law and their fiduciary obligations, all facts and determinations provided or made pursuant to or arising out of the operation of this Agreement, and the Corporation and Indemnitee shall instruct it or his agents and employees to do likewise.

3.  Enforcement.
    -----------

     (a) The rights provided by this Section shall be enforceable by Indemnitee in any court of competent jurisdiction.

     (b) If Indemnitee seeks a judicial adjudication of his rights under this Section, Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all Expenses actually and reasonably incurred by him in connection with such proceeding, but only if he prevails therein. If it shall be determined that Indemnitee is entitled to receive part but not all of the relief sought, then the Indemnitee shall be entitled to be reimbursed for all Expenses incurred by him in connection with such judicial adjudication if the amount to which he is determined to be entitled exceeds 50% of the amount of his claim. Otherwise, the Expenses incurred by Indemnitee in connection with such judicial adjudication shall be appropriately prorated.

     (c) In any judicial proceeding described in this subsection, the Corporation shall bear the burden of proving that Indemnitee is not entitled to any Expenses sought with respect to any Claim.

4.  Saving Clause.  If any provision of this Section is determined by a court
    -------------
having jurisdiction over the matter to require the Corporation to do or refrain from doing any act that is in violation of applicable law, the court shall be empowered to modify or reform such provision so that, as modified or reformed, such provision provides the maximum indemnification permitted by law, and such provision, as so modified or reformed, and the balance of this Section, shall be applied in accordance with their terms. Without, the generality of the foregoing, if any portion of this Section shall be invalidated on any ground, the Corporation shall nevertheless indemnify an Indemnitee to the full extent permitted by any applicable portion of this Section that shall not have been invalidated and to the full extent permitted by law with respect to that portion that has been invalidated.

5.  Non-Exclusivity.
    ---------------

     (a) The indemnification and advancement of Expenses provided by or granted pursuant to this Section shall not be deemed exclusive of any other rights to which Indemnitee is or may become entitled under any statue, article of incorporation, by-law, authorization of shareholders or directors, agreement, or otherwise.

     (b) It is the intent of the Corporation by this Section to indemnify and hold harmless Indemnitee to the full extent permitted by law, so that if applicable law would permit the Corporation to provide broader indemnification rights that are currently permitted, the Corporation shall indemnify and hold harmless Indemnitee to the full extent permitted by applicable law notwithstanding that the other terms of this Section would provide for lesser indemnification.

6.  Successors and Assigns.  This Section shall be binding upon the Corporation,
    ----------------------
its successors and assigns, and shall inure to the benefit of the Indemnitee's heirs, personal representatives, and assigns and to the benefit of the Corporation, its successors and assigns.

7.  Indemnification of Other Persons.
    --------------------------------

     (a) The Corporation may indemnify any person not covered by Section 1 through 6 to the extent provided in a resolution of the Board or a separate Section of these By-laws.

     (b) Nothing in this Section 11 shall obligate the Corporation to indemnify or advance expenses to any person who was a director, officer or agent of any corporation merged into this Corporation or otherwise acquired by this

Corporation. Any such person's right to indemnification or advancement of expenses, if any, shall consist of those rights contained in the agreement relating to such merger or acquisition.

                                       25